EXHIBIT 4.5

ADMINISTRATION AGREEMENT

among

TOYOTA AUTO RECEIVABLES [___]-[_] OWNER TRUST,

as Issuer

TOYOTA MOTOR CREDIT CORPORATION,

as Administrator

[_______],

as Indenture Trustee

and

[_______],

as Owner Trustee

Dated as of [_______]

TAB LE OF CONTENTS

Page

1.

Duties of the Administrator.

2

2.

Records

8

3.

Compensation

8

4.

Additional Information to be Furnished to the Issuer

9

5.

Independence of the Administrator

9

6.

No Joint Venture

9

7.

Other Activities of Administrator

9

8.

Term of Agreement; Resignation and Removal of Administrator.

9

9.

Action upon Termination, Resignation or Removal

10

10.

Notices

11

11.

Amendments

11

12.

Successor and Assigns

12

13.

Governing Law

12

14.

Headings

12

15.

Counterparts

12

16.

Severability of Provisions

12

17.

Not Applicable to TMCC in Other Capacities

13

18.

Limitation of Liability of Owner Trustee and Indenture Trustee

13

19.

Limitation on Liability of Administrator

13

20.

Additional Requirements of the Administrator.

13

21.

NO PETITION.

15

EXHIBITS

Exhibit A – Form of Annual Certification

Exhibit B - Servicing Criteria to be Addressed in Assessment of Compliance

ADMINISTRATION AGREEMENT DATED AS OF [_____] AMONG TOYOTA AUTO RECEIVABLES [____]-[_] OWNER TRUST, A DELAWARE STATUTORY TRUST (THE “ISSUER”), TOYOTA MOTOR CREDIT CORPORATION, A CALIFORNIA CORPORATION, AS ADMINISTRATOR (THE “ADMINISTRATOR”), [_______________], NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE (THE “INDENTURE TRUSTEE”) AND [________________], NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE (THE “OWNER TRUSTEE”).

W I T N E S S E T H:

WHEREAS beneficial ownership interests in the Issuer represented by the Toyota Auto Receivables [____]-[_] Owner Trust Asset Backed Certificates (the “Certificates”) has been issued in connection with the formation of the Issuer pursuant to the Trust Agreement dated as of [____] as amended and restated by the Amended and Restated Trust Agreement dated as of [____] (the “Trust Agreement”), between Toyota Auto Finance Receivables LLC (“TAFR LLC”), a Delaware limited liability company, as depositor, and the Owner Trustee, to the owners thereof (the “Owners”);

WHEREAS the Issuer is issuing the Toyota Auto Receivables [____]-[_] Owner Trust $[__________] [__]% Asset Backed Notes, Class [A-1], the Toyota Auto Receivables [____]-[_] Owner Trust $[__________] [__]% Asset Backed Notes, Class [A-2], the Toyota Auto Receivables 2009-A Owner Trust $[__________] Floating Rate Asset Backed Notes, Class [A-3], the Toyota Auto Receivables [____]-[_] Owner Trust $[___________] [__]% Asset Backed Notes Class [A-4] (collectively, the “Notes”) pursuant to the Indenture dated as of [____], 20[__] (as amended and supplemented from time to time, the “Indenture”), between the Issuer and the Indenture Trustee (capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture, the Trust Agreement or the Sale and Servicing Agreement dated as of [____], among the Issuer, Toyota Motor Credit Corporation (“TMCC”), as servicer, and TAFR LLC, as seller (the “Sale and Servicing Agreement”), as the case may be);

WHEREAS, TMCC and TAFR LLC have entered into the Receivables Purchase Agreement, dated as of [____] (the “Receivables Purchase Agreement”), by and among TMCC, as seller, and TAFR LLC, as purchaser,

WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Certificate and the Notes, including the Trust Agreement, the Indenture, this Administration Agreement, the Sale and Servicing Agreement and the Interest Rate Swap Agreement (collectively, the “Basic Documents”);

WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Indenture Trustee are required to perform certain duties in connection with the Certificate, the Notes and the assets pledged pursuant to the granting clause of the Indenture (the “Collateral”);

WHEREAS the Issuer, the Owner Trustee and the Indenture Trustee desire to appoint TMCC as administrator to perform certain of the duties of the Issuer, the Owner Trustee and the Indenture Trustee under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Owner Trustee may from time to time request; and

WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Duties of the Administrator.

(a)  Duties with respect to the Note Depository Agreement and the Indenture.

(i)

The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Indenture and the Note Depository Agreement.  In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement.  The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer’s duties under the Indenture and the Note Depository Agreement.  The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement.  In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

(A)

causing the Note Register to be kept, appointing the Note Registrar and giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

(B)

preparing the notification to Noteholders of the final principal payment on their Notes (Section 2.07(b));

(C)

fixing or causing to be fixed any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 5.04(d));

(D)

preparing or obtaining the documents and instruments required for the proper authentication of Notes and delivering the same to the Indenture Trustee (Section 2.02);

(E)

approving the form and substance of an Opinion of Counsel or a representation letter of the transferee in connection with the transfer of the Class [A-1] Notes (Section 2.04(b));

(F)

directing the Indenture Trustee to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (Section 2.07(c));

(G)

preparing, obtaining and/or filing of all instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.09) ;

(H)

causing newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

(I)

directing the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

(J)

obtaining and preserving or causing the Owner Trustee to obtain and preserve the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

(K)

preparing and filing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Sections 3.05 and 3.07(c) of the Indenture, necessary to protect the Trust Estate (Sections 3.05 and 3.07(c));

(L)

delivering the required Opinions of Counsel on the Closing Date and annually, in accordance with Section 3.06 of the Indenture, and delivering the annual Officers’ Certificates and certain other statements as to compliance with the Indenture, in accordance with Section 3.09 of the Indenture (Sections 3.06 and 3.09);

(M)

identifying to the Indenture Trustee in an Officers’ Certificate any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07);

(N)

notifying the Indenture Trustee and the Rating Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

(O)

preparing and obtaining documents and instruments required in connection with the consolidation, merger or transfer of assets of the Issuer (Section 3.10(b));

(P)

delivering notice to the Indenture Trustee of each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.19);

(Q)

monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and obtaining the Opinion of Counsel and the Independent Certificate (as defined in the Indenture) related thereto (Section 4.01);

(R)

complying with any written directive of the Indenture Trustee with respect to the provision of relevant information and reasonable assistance with respect to the execution, delivery, filing and recordation of relevant transfer documentation and the delivery of related records and files, in connection with any sale by the Indenture Trustee of any portion of the Trust Estate in connection with any Event of Default (Section 5.04);

(S)

preparing notice to Noteholders of any removal of the Indenture Trustee and the appointment of a successor Indenture Trustee  for delivery to Noteholders by the successor Indenture Trustee (Section 6.08);

(T)

preparing all written instruments required to confirm the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

(U)

providing to the Rating Agencies copies of any amendment or supplement to the Interest Rate Swap Agreement (Section 6.14(c));

(V)

notifying the Swap Counterparty of any proposed amendment or supplement to any of the Basic Documents (Section 6.14(d));

(W)

causing the Note Registrar to furnish to the Indenture Trustee the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

(X)

preparing and, after execution by the Issuer and the Indenture Trustee, filing with the Commission and any applicable state agencies of documents required to be filed on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and providing such documents to the Indenture Trustee for delivery to the Noteholders (Section 7.03);

(Y)

preparing and, after execution by the Indenture Trustee, providing to the Indenture Trustee for delivery to Noteholders and filing with the Commission, any reports required by TIA Sections 313(a), (b) and (c); provided, that the Administrator will not be required to prepare reports required by TIA Sections 313(a)(1) and (a)(2) unless specifically directed in writing to do so by the Indenture Trustee and the Indenture Trustee provides the Administrator with all information necessary to prepare such reports (Section 7.04);

(Z)

preparing the related Issuer Orders and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.04);

(AA)

preparing any Issuer Request and Officers’ Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Sections 8.05 and 8.06);

(BB)

preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of any supplemental indentures, preparing notices to the Noteholders with respect thereto and furnishing such notices to the Indenture Trustee for delivery to Noteholders (Sections 9.01, 9.02 and 9.03);

(CC)

preparing new Notes conforming to the provisions of any supplemental indenture, as appropriate and delivering such Notes to the Owner Trustee for execution and to the Indenture Trustee for authentication (Section 9.07);

(DD)

preparing forms of notices to Noteholders of any redemption of the Notes and furnishing such notices to the Indenture Trustee for delivery to Noteholders (Section 10.02);

(EE)

preparing or obtaining all Officers’ Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer or the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

(FF)

preparing and delivering Officers’ Certificates and obtaining Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

(GG)

notifying the Rating Agencies, upon any failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

(HH)

preparing and delivering to the Indenture Trustee for delivery to Noteholders any agreements with respect to alternate payment and notice provisions (Section 11.06);

(II)

causing the recording of the Indenture, if applicable (Section 11.14); and

(ii)

The Administrator also will:

(A)

pay the Indenture Trustee, to the extent not paid by the Servicer, from time to time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust);

(B)

reimburse the Indenture Trustee, to the extent not reimbursed by the Servicer, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel) to the extent the Indenture Trustee is entitled to such reimbursement by the Issuer under the Indenture;

(C)

indemnify the Indenture Trustee for, and hold it harmless against, any losses, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee, arising out of or in connection with the acceptance or administration of the trusts and duties contemplated by the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith, to the extent the Indenture Trustee is entitled to such indemnification from the Issuer under the Indenture; and

(D)

indemnify the Owner Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Owner Trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, the Indenture, the Note Depository Agreement or this Administration Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement to the extent the Owner Trustee is entitled to such indemnification under Section 8.02 of the Trust Agreement.

(b)  [Reserved.]

(c)  Additional Duties.

(i)

In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action with respect thereto, other than delivery thereof to Noteholders or the Certificateholder, that is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents.  Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include, and the Owner Trustee hereby requests that the Administrator, execute and deliver any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law.

(ii)

Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to the Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement.  Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii)

Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.04(a), (b), (c), (d) and (e) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholder; provided, however, that the Owner Trustee shall remain exclusively responsible for the distribution of the schedule K-1’s necessary to enable each Certificateholder to prepare its federal and state income tax returns; provided, further, that such schedule K-1’s shall have been prepared by the Administrator and delivered to the Owner Trustee.

(iv)

The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(v)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(vi)

The Administrator shall advise the Owner Trustee in all regards with respect to its duties pursuant to any interest rate derivative agreement into which the Issuer enters pursuant to Section 2.03(a)(ii) of the Trust Agreement, including the recommendation of and retention, at its expense, of any such agents or advisors that are deemed by the Owner Trustee to be reasonably necessary to undertake its duties pursuant to any such interest rate derivative agreement. Pursuant to Section 2.03(a)(ii) of the Trust Agreement, if the Certificateholders notify the Administrator with respect to the Issuer’s election to enter into such an interest rate derivative agreement, the Administrator will prepare all necessary and appropriate documentation and take all of the necessary and appropriate actions to cause the Issuer to enter into such interest rate derivative agreement on behalf of the Issuer.

(d)  Non-Ministerial Matters.

(i)

With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Indenture Trustee or the Owner Trustee, as applicable, of the proposed action and the Indenture Trustee or the Owner Trustee, as applicable, shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)

the amendment of the Indenture or execution of any supplement to the Indenture;

(B)

the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C)

the amendment, change or modification of any of the Basic Documents;

(D)

the appointment of successor Note Registrars, successor Paying Agents or successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, under the Indenture; and

(E)

the removal of the Indenture Trustee (as to which the Owner Trustee, but not the Indenture Trustee, will receive notice and opportunity to object).

(ii)

Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Basic Documents, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

2. Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

3. Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $[____] per month which shall be solely an obligation of the Servicer.

4. Additional Information to be Furnished to the Issuer.  The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the  Issuer shall reasonably request.

5. Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

6. No Joint Venture.  Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of  them or (iii) be deemed to confer on any of them any  express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7. Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8. Term of Agreement; Resignation and Removal of Administrator.

(a)  This Agreement shall continue in force  until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b)  Subject to Sections 8(e) and 8(f), the Administrator may resign its duties hereunder by providing the Issuer with  at least 30 days, prior written notice.

(c)  Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least 30 days prior written notice.

(d)  Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)

the Administrator shall fail to perform in any material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within such 10 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer);

(ii)

the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Administrator (or, so long as the Administrator is TMCC, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(iii)

the consent by the Administrator (or, so long as the Administrator is TMCC, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator (or, so long as the Administrator is TMCC, the Seller) of or relating to substantially all of their property, or the Administrator (or, so long as the Administrator is TMCC, the Seller) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

(e)  No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f)  The appointment of any successor Administrator shall be effective only after each Rating Agency has provided to the Owner Trustee and the Indenture Trustee written notice that the proposed appointment will not result in the reduction or withdrawal of any rating then assigned by such Rating Agency to any Class of Notes.

(g)  Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

9. Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b), (c), (d) or (g), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal.  The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator.  In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c), (d) or (g), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10. Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)  if to the Issuer or the Owner Trustee, to:

Toyota Auto Receivables [____]-[_] Owner Trust

In care of:  [________]

[________]

[________]

Attention: Toyota Auto Receivables [____]-[_] Owner Trust

with a copy to:

[_______]

[_______]

[_______]

Attention: Toyota Auto Receivables [____]-[_] Owner Trust

(b)  if to the Administrator, to:

Toyota Motor Credit Corporation

19001 South Western Avenue

Torrance, California  90509

Attention:  Vice President, Treasury Department

(c)  if to the Indenture Trustee, to:

Toyota Auto Receivables [____]-[_] Owner Trust

In care of:  [__________]

[__________]

[__________]

[__________]

Attention: [________] – Toyota Auto Receivables [____]-[_] Owner Trust

or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

11. Amendments.  (a)  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee, without the consent of any Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that an Officer’s Certificate is delivered by the Servicer to the Indenture Trustee in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or Certificateholder or (ii) has received a letter from Standard & Poor’s to the effect that Standard & Poor’s will not reduce or withdraw the rating it has then currently assigned to any Class of Notes as a result of such amendment and (iii) has provided Moody’s with 10 days’ prior written notice of such amendment and Moody’s shall not have notified the Indenture Trustee that such amendment might or would result in the reduction or withdrawal of the rating it has then currently assigned to any Class of Notes.

(b)  This Agreement may also be amended by the Issuer, the Owner Trustee, and the Indenture Trustee with the written consent of (i) the Noteholders evidencing at least a majority of the Outstanding Amount of the Notes, voting as a single Class, or (ii) in the case of any amendment that does not materially and adversely affect the interests of any Noteholder (as evidenced by an Officer’s Certificate delivered by the Servicer to the Indenture Trustee indicating that such amendment will not materially and adversely affect interests of any Noteholder), the Certificateholders evidencing a majority of the Percentage Interests evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders which are not covered by the immediately preceding sentence.

12. Successor and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14. Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

15. Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

16. Severability of Provisions.  If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

17. Not Applicable to TMCC in Other Capacities.  Nothing in this Agreement shall affect any obligation, right or benefit TMCC may have in any other capacity or under any Basic Document.

18. Limitation of Liability of Owner Trustee and Indenture Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [__________], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and by [__________], not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture.  In no event shall [__________], in its individual capacity, [__________], in its individual capacity, or the Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

19. Limitation on Liability of Administrator.  Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder, except as provided under this Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement.  The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Administration Agreement.

20. Additional Requirements of the Administrator.

(a)  Reporting Requirements.

(i)

If so requested by the Issuer for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrator shall  (i) notify the Issuer in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer a description of such proceedings.

(ii)

As a condition to the succession to the Administrator by any Person as permitted by Section 8 hereof, the Administrator shall provide to the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer, of such succession or appointment and (y) in writing all information in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(iii)

In addition to such information as the Administrator, as administrator, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer, the Administrator shall provide such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(b)  Administrator Compliance Statement.  On or before March 1st of each calendar year, commencing in [_____], the Administrator shall deliver to the Issuer a statement of compliance addressed to the Issuer and signed by an authorized officer of the Administrator to the effect that (i) a review of the Administrator’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(c)  Report on Assessment of Compliance and Attestation

On or before 90 days after the end of each fiscal year, commencing with the fiscal year ended [_____], the Administrator shall:

(i)

deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the  Administrator, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Issuer concurrently with the execution of this Agreement;

(ii)

deliver to the Issuer a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)

if requested by the Issuer not later than March 1st of the calendar year in which such certification is to be delivered, deliver to the Issuer and any other Person that will be responsible for signing the certification a Sarbanes Certification on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit A.

The Administrator acknowledges that the parties identified in clause (a)(iii) above may rely on the certification provided by the Administrator pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Issuer will not request delivery of a certification under clause (a)(iii) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes the Receivables.

(d)  Intent of the Parties; Reasonableness. The Issuer and the Administrator  acknowledge and agree that the purpose of Section 20 of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Indenture Trustee, the Servicer or any other party to the Transaction Documents in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Administrator shall cooperate fully with the Issuer to deliver to the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer, to permit the Issuer to comply with the provisions of Regulation AB.

The Issuer (including any of its assignees or designees) shall cooperate with the Administrator by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.

21. NO PETITION.  The Administrator, by entering into this Administration Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, in connection with any obligations relating to the Notes, the Certificates or any of the Basic Documents.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

TOYOTA AUTO RECEIVABLES [____]-[_] OWNER TRUST

By:

[_______________],

not in its individual capacity but solely as Owner Trustee

By:

____________________________________________

Name:

Title:

TOYOTA MOTOR CREDIT CORPORATION,

as Administrator

By:

____________________________________________

Name:

Title:

[_______________],

not in its individual capacity but solely as Indenture Trustee

By:

____________________________________________

Name:

Title:

[_______________],

not in its individual capacity but solely as Owner Trustee

By:

____________________________________________

Name:

Title: